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EXHIBIT 23.2



                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-58215) of Aurora Foods Inc. of our report dated March 14, 1997 appearing on page 62 of this Form 10-K.



PricewaterhouseCoopers LLP
San Francisco, California
March 12, 1999